Exhibit 10.1

Confidential

CLS-16186

MANAGEMENT SERVICES AGREEMENT

This Agreement is made by and between CELLECTIS SA, a French Société Anonyme, located at 8, rue de la Croix Jarry, 75013 Paris, France, (hereinafter “CLS”); CELLECTIS, INC., a Delaware corporation, located at 430 East 29th Street, New York, New York, 10016, USA (hereinafter “CLI”); and CALYXT, INC., a Delaware corporation, located at 600 County Road D West, Suite 8, New Brighton, MN 55112, USA, (hereinafter “CLX”). CLS, CLI, and CLX are thereafter named individually, a “Party” and together the “Parties”.

WHEREAS:

The Parties are members of the same group of companies (the “Group”). CLS is the parent company of CLI and CLX (the “Subsidiaries”).

Because of its size and position in the global market, CLS has, within its corporate headquarters, a large number of staff that carries out a number of specialized functions. Through its headquarters’ staff, CLS carries out a number of activities from which the Subsidiaries, directly or indirectly, benefit.

Because of its specificity, each Subsidiary has a qualified staff. Each Party wishes to benefit from other Subsidiaries capacity in particular domains.

For the purpose of the present agreement, each Party which provides the Services for the benefit of another Party is called the “Provider” and each Party which receives the Services from another Party is called the “Beneficiary”.

Each Party agrees that it is appropriate for a proportion of the costs incurred by the Provider which relate to activities carried out that directly or indirectly benefit the Beneficiary, either at the explicit request of the Beneficiary, or otherwise, to be charged by the Provider to the Beneficiary .

THE PARTIES AGREE AS FOLLOWS:

1.	PURPOSE

The purpose of this agreement (the “Agreement”) is to confirm in writing and to specify the terms and conditions of the provision by the Provider to the Beneficiary of the Services indicated below.

2.	NATURE OF SERVICES

2.1	Each Party, as Provider, shall throughout the term of this Agreement, provide services as listed below (the “Services”) that each of the other Parties, as Beneficiary, may require from time to time. The Subsidiaries shall act with the sole direction of Cellectis SA in providing the Services under this Agreement.

(i) Finances, including but not limited to investor relations, advices in structuring internal accounting, costs control; keeping of the mandatory books and accounts, support in structuring and developing internal administrative procedures; advice in conducting internal audit and assistance in internal audit, with the purpose of ensuring proper control; improving financial return on assets, assistance in the preparation of the budget and operating plans; assistance in compliance with fiscal obligations, such as filing tax returns, computing and paying taxes; management of local accounting function; assistance in evaluating financial needs; financial services and treasury; centralized foreign currency hedging and more generally centralized financial risks management in order to optimize costs.

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(ii) Legal, including but not limited to legal advices on matters with domestic and international aspects and consequences; insurances; general tax and legal planning, including advice in reorganising and restructuring in order to optimize Beneficiary’s performance; drafting and negotiation of agreements in accordance with applicable laws and regulations and the group standards.

(iii) Intellectual Property including but not limited filing, maintenance and prosecution of patent application and patents, defense of intellectual property rights.

(iv) Human Resources, including but not limited to contractual, administrative, social security and fiscal activities connected to the ordinary and extraordinary management of personnel; selection and hiring of personnel; assistance in defining career paths; assistance in defining compensations and benefit schemes (including stock option plans); definition of personnel evaluation process; training of personnel; supply of staff for limited period; coordination of the sharing of personnel on a temporary on a permanent basis; management of redundancies.

(v) Information Technology, including but not limited to building, development and management of the information system; study, development, installation and periodic/extraordinary maintenance of software; study, development, installation and periodic/extraordinary maintenance of hardware system; supply and transmission of data; backup services.

(vi) Research and Development, including but not limited to research and development activities.

(vii) Business Development, including but not limited to study, development and coordination of the marketing activities; study, development and coordination of the sale promotions; study, development and coordination of the advertising campaigns; providing industry forecast and/or market research; identifying of sales opportunities; providing representational and marketing services in overseas countries where a Beneficiary does not have a discrete presence of its own.

(viii) Communication, including but not limited to advice and support with respect to internal and external communications policy and techniques; providing a creditable, informative and continuing source of news material; publicising the activities as part of Group publicity; minimising the media impact of news stories which could adversely affect the Beneficiary’s reputation; organising press briefings and interviews which demonstrate the Group’ technology leadership in support of Beneficiary’s marketing effort; providing guidance and direction in the development of Beneficiary’s advertising campaigns; establishing and maintaining a Beneficiary’s Internet site.

(ix) Strategy (General Management), including but not limited to assisting the Beneficiary in developing and implementing the strategic plan, including the identification of suitable acquisition targets; maintaining data on products, markets, competitors, forecasts ... necessary for the planning process or divestments; assisting in the preparation of, or reviewing justifications for, acquisitions, disposals, business expansion, capital expenditure etc... assisting a Beneficiary in negotiating with vendors of target companies or with purchasers for the sale of existing businesses and with potential joint venture partners; liaising with outside advisors for the above.

The Provider may subcontract to a third party any of the Services.

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3.	PERFORMANCE OF SERVICES

3.1	Information and collaboration of the Parties

Close collaboration between the Provider and the Beneficiary is necessary for the proper performance of the all or part of the Services.

The Provider and the Beneficiary undertake to meet regularly in order to review the performance of the Services for the past period and to define the services for the subsequent one, if applicable.

3.2	Liability

The liability of the Provider shall be limited to the breach in the performance of the Services, which has been established by the Beneficiary and will be limited to the amount of the remuneration received by the Provider under the Agreement.

3.3	Hierarchical and disciplinary powers

The personnel of the Provider shall in all circumstances remain under the disciplinary authority of the Provider.

The Provider shall, in its capacity of employer, ensure the administrative, accounting and employment management of its employees involved in the performance of the Services provided for in this agreement, as the case may be.

4.	REMUNERATION

4.1	Management Fees. In consideration for the Services actually performed by the Provider to the Beneficiary, the Beneficiary shall pay to the Provider fees (“Management Fees”) consisting of:

(i)	Reimbursement of all costs and expenses reasonably incurred by the Provider in connection with the provision of the Services by the Provider to the Beneficiary for such calendar quarter (“Costs and Expenses”). Such Costs and Expenses correspond to an allocation of salary and social contribution and indirect costs incurred by the Provider, provided that the basis of such allocation is specified in Exhibit 1,

(ii)	Payment of a mark-up corresponding to a percentage of certain of the Costs and Expenses, as specified in Exhibit 1, and

(iii)	the Provider will recharge the Beneficiary of any actual costs and expenses of Services which have been subcontracted by the Provider on behalf of the Beneficiary (i.e. the direct costs)

4.2	Quarterly payments based on estimates. Non-final invoices and payments of the Management Fees shall be made by the Beneficiary on a quarterly basis, based on an estimate made by the Provider and provided to the Beneficiary as soon as practicable before the end of each calendar quarter.

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4.3	Annual final payment. Within thirty (30) days following the end of each calendar year, the Provider shall deliver to the Beneficiary:

(i)	a statement of the actual Costs and Expenses incurred in providing the Management Services during the past year, setting forth the basis for calculation in such detail as reasonably required (the “Final Costs and Expenses”),

(ii)	a statement of the directs costs incurred during the past year,

(iii)	the documentation supporting such statements, and

(iv)	an invoice or a credit (as appropriate) corresponding to the difference between the actual costs declared by the Provider as per Section 4.3 (i), and the estimated costs initially paid as per Section 4.2. Such invoice or credit shall be paid within 30 days after receipt.

4.4	Audit Right. The Beneficiary shall have access to the relevant books and files of the Provider for the purposes of verifying the calculation of Costs and Expenses, and the true-up adjustment, during normal business hours at the Company’s premises or as otherwise mutually agreed. The Company’ staff shall provide assistance to the Beneficiary for such purposes.

4.5	Taxes. It is understood and agreed between the Parties that any payments made under this Agreement are exclusive of any value added or similar tax (“VAT”), which will be added thereon as applicable. Where VAT is properly added to a payment made under this Agreement, the Party making the payment (i.e. the Beneficiary) will pay the amount of VAT only on receipt of a valid tax invoice issued in accordance with the laws! and regulations of the country in which the VAT is chargeable. In addition, in the event any of the payments made by the Beneficiary pursuant to this Agreement become subject to withholding taxes under the laws of any jurisdiction, the Beneficiary will deduct and withhold the amount of such taxes for the account of the Provider, to the extent required by law, such amounts payable to the Provider will be reduced by the amount of taxes deducted and withheld, and the Beneficiary will pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to the Provider an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant governmental authority of all amounts deducted and withheld sufficient to enable them to claim such payment of taxes. Any such withholding taxes required under applicable law to be paid or withheld will be an expense of, and borne solely by the Beneficiary, and the Provider will provide the Beneficiary with reasonable assistance to enable the Beneficiary to recover such taxes as permitted by law.

5.	DURATION

5.1	This Agreement shall take effect as of 1st January 2016.

5.2	This agreement is entered into for an initial period ending 31 December 2016, and is automatically renewable for successive period(s) of one year, unless earlier terminated in accordance with Section 5.3 or Section 5.4.

5.3	Each Party has the right to terminate the Agreement at the anniversary date of Agreement, by giving three (3) months prior notice.

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5.4	The Agreement may be terminated:

(a)	by the board of directors of Cellectis SA upon thirty (30) days’ written notice for any reason in its sole discretion, or

(b)	by Cellectis SA upon sixty (60) days’ written notice in the following event:

(i)	change of control of a Party;

(ii)	sale of all or a substantial part of the assets of a Party;

(iii)	final judgment, order or decree which materially and adversely affects the ability of a Party to perform under this Agreement; or

(iv)	Cellectis SA makes a general assignment for the benefits of its creditors, file a petition of bankruptcy or for liquidation, is adjudged insolvent or bankrupt, commences any proceedings for a reorganization or arrangements of debts, dissolution or liquidation.

5.5	Upon termination of this Agreement, the Beneficiary shall surrender to the Provider any and all books, records, documents and other property in the possession or control of the Beneficiary relating to this Agreement and to the business, finance, technology , trademark or affairs of the Provider, and except as required by law, shall not retain any copies of the same.

6.	CONFIDENTIALITY

6.1	During the term of this Agreement and for a period of 10 years thereafter, each Party (the “Recipient”) undertakes to treat as confidential all information disclosed directly or indirectly by the other Party (“the Discloser”) and to hold such information in strict confidence and shall not disclose, communicate or in any way divulge to any other person or entity any such information. The Receiving Party shall only be entitled to disclose, on a need to know and permitted basis, information to its directors, employees, consultants, cocontractants (collectively the “Authorized Recipients”); provided that the Recipient has previously bound such Authorized Recipients by confidentiality and restricted use obligations at least as stringent than those set forth in this Section 6.1. The Recipient shall be responsible towards the Discloser for any breach by its Authorized Recipients of any such confidentiality and restricted use obligations.

6.2	For the purpose of this Agreement, shall not be deemed confidential, any information that the Recipient can demonstrate, by competent evidence, that:

(a)	at the time of disclosure or acquisition is generally available to the public, or after the time of disclosure or acquisition is generally available to the public through no act or omission of the Recipient and its Authorized Recipients;

(b)	was legally in the possession and at the free disposal of the Recipient prior to disclosure by the Discloser, as evidenced by written records then in the possession of the Recipient; or

(c)	is rightfully made available to the Recipient by others without recourse to such information disclosed by the Discloser.

6.3	The Recipient is entitled to disclose the Discloser’ information in order to comply with the requirements of applicable law or governmental regulation or definitive court order, provided that

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the Recipient shall first notify the Discloser of such required disclosure and of each information concerned and shall limit such disclosure as far as possible under applicable law. Such disclosure shall, however, not relieve the Recipient of its other obligations contained herein.

7.	MISCELLANEOUS

7.1	No amendment to this Agreement shall be valid unless embodied in a writing executed by each of the Parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless embodied in a writing executed by the Party against whom the waiver is sought to be enforced.

7.2	This Agreement constitutes the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreement, general terms and conditions, understanding or arrangements, whether written or oral, including the Management Services Agreement signed by Cellectis SA and its subsidiaries on September 7, 2010 as amended.

7.3	Severability. In the event that any clause of this Agreement becomes void, avoidable, unenforceable, invalid, illegal or inapplicable, the validity of this Agreement shall not be affected nor shall any of the Parties be released from the performance of this Agreement. In such an event, the Parties will negotiate in good faith in order to substitute, if possible, the relevant unlawful clause with a lawful clause corresponding to the spirit and object of the original clause.

7.4	Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

7.5	Assignment. This Agreement is personal to the Subsidiaries. Therefore each Subsidiaries is neither entitled nor empowered to assign this Agreement or any part hereof, or have any third party substituting for itself in this Agreement or part of it, or be assisted by any third party in the performance of the obligations hereunder, without the prior written consent of CLS. This Agreement may be freely assigned by CLS as part of a business sale, merger, split-off or spin-off. In the event that this Agreement is assigned to any company, CLS agrees that all terms and clauses hereof shall have the same effects as if the Agreement had been originally made with said company.

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8.	APPLICABLE LAW

8.1	This Agreement is governed by and interpreted according to the French law.

8.2	Any litigation that may arise under this agreement, in particular in relation to its validity, interpretation, performance or termination, shall be submitted to the Tribunal de Grande Instance of Paris.

/s/ André Choulika	/s/ Federico Tripodi
CELLECTIS, INC.	CALYXT, INC.
André CHOULIKA, CEO	Federico TRIPODI, CEO

/s/ David Sourdive
CELLECTIS, SA
David SOURDIVE, Deputy CEO

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EXHIBIT 1

The pricing methodology, identifies the cost centers and applies an allocation key generally specific for each service identified. Those allocations keys applied to the full cost of the cost centers, may depend on ratio of full time employees (“FTE”), ratio of active users, reasonable estimate of time spent, etc., depending on the specificities of each service provided.

We specifically identify the party that performs/incurs the service/cost and the party that benefits from such service/cost in the sections below as each service may or may not be subject to a different mark-up depending on the party that performs/incurs the service/cost.

The calculation should be made in the following order CLI to CLS and then CLS to CLX and CLI.

Out of pocket related to all services costs listed below are subject to a recharge of the costs incurred.

Services performed by Cellectis, Inc. (CLI) on behalf of Cellectis SA (CLS):

Types of Services	Costs and Expenses	Basis of Allocation of the Costs and Expenses	Mark-up
R&D – Pfizer collaboration	Salaries and social contribution costs	Time spent	8%
	Indirect costs		0%

R&D – internal products	Salaries and social contribution costs	Time spent	8%
		Indirect costs	0%

Communication	Salaries and social contributions costs	Time spent	10%
	Indirect costs		0%

Finance	Salaries and social contributions costs	Time spent	4%
	Indirect costs		0%

Business Development	Costs incurred	20% of costs incurred	0%

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Services performed by Cellectis SA (CLS) on behalf of Calyxt, Inc. (CLX):

Types of Services	Costs and Expenses	Basis of Allocation of the Costs and Expenses	Mark-up
General Management	Salaries and social contribution costs of CLS CEO and his assistant	Time spent	10%
	Indirect costs		0%

Finances	Salaries and social contribution costs	Time spent	4%
	Indirect costs		0%

IT – LIMS use	Salaries and social contribution costs	Number of CLX’s users of the LIMS	4%
	Indirect costs		0%

IT – internal support	Salary and social contribution costs	Number of CLX’s FTE	4%
	Indirect costs		0%

Intellectual Property	Salaries and social contribution costs	Time spent	10%
	Indirect costs		0%

Human Resources	Salaries and social contribution costs	Number of CLX’s FTE	10%
	Indirect costs		0%

Legal	Salaries and social contribution costs	Time spent	10%
	Indirect costs		0%

Communication	Salaries and social contribution costs	Time spent	10%
	Indirect costs		0%

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Services performed by Cellectis SA (CLS) on behalf of Cellectis, Inc. (CLI):

Types of Services	Costs and Expenses	Basis of Allocation of the Costs and Expenses	Mark-up
General Management	Salaries and social contribution costs of CLS CEO and his assistant	Time spent	10%
	Indirect costs		0%

Finance	Salaries and social contribution costs	Time spent	4%
	Indirect costs		0%

IT – LIMS use	Salaries and social contribution costs	Number of CLl’s users of the LIMS	4%
	Indirect costs		0%

IT – internal support	Salaries and social contribution costs	Number of CLl’s FTE	4%
	Indirect costs		0%

Human Resources	Salaries and social contribution costs	Number of CLl’s FTE	10%
	Indirect costs		0%

Legal	Salaries and social contribution costs	Time spent	10%
	Indirect costs		0%

Services performed by Cellectis, Inc. (CLI) on behalf of Calyxt, Inc. (CLX):

Types of Services	Costs and Expenses	Basis of Allocation of the Costs and Expenses	Mark-up
Business Development	Costs incurred	80%	0%

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